SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  February 17, 1999





                            TRANSAMERICA CORPORATION
              -----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



    Delaware                          1-2964                      94-0932740
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  (State Or Other                  (Commission                 (IRS Employer
  Jurisdiction Of                  File Number)              Identification No.)
  Incorporation)




             600 Montgomery Street, San Francisco, California 94111
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




Registrant's telephone number, including area code        (415) 983-4000
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ITEM 5.  OTHER EVENTS.

                  Transamerica Corporation, a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger and Reorganization, dated as of February 17, 1999, by and among AEGON N.V. ("Aegon"), Tony Merger Corp. ("Merger Sub") and the Company (the "Merger Agreement"), pursuant to which, among other things, subject to the terms and conditions contained in the Merger Agreement, the Company will be merged (the "Merger") into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Aegon, and each common share of the Company will be converted into the right to receive $23.40 in cash and $54.60 in Aegon common stock, par value of fifty cents Dutch Guilder ("Aegon Common Stock"), subject to adjustment based upon the trading price of Aegon Common Stock during the 20 trading day period ending one business day prior to the closing of the Merger. The foregoing description of the Merger and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. On February 18, 1999, the Company issued a joint press release with Aegon announcing the execution of the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit 2.1 Agreement and Plan of Merger and Reorganization, dated as of February 17, 1999, by and among AEGON N.V., Tony Merger Corp. and Transamerica Corporation

Exhibit 99.1      Joint Press Release dated February 18, 1999

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        TRANSAMERICA CORPORATION




Date:  February 22, 1999                By:/s/ Burton E. Broome
                                           ---------------------------------
                                           Name:  Burton E. Broome
                                           Title: Vice Presidnet and Controller

                                  EXHIBIT INDEX

Exhibit No.                Title
-----------                -----

Exhibit 2.1 Agreement and Plan of Merger and Reorganization, dated as of February 17, 1999, by and among AEGON N.V., Tony Merger Corp. and Transamerica Corporation

Exhibit 99.1      Joint Press Release dated February 18, 1999